Exhibit 99.1

Investor Relations Contact

Michelle Ahlmann, 650.603.5200

Public Relations Contact

Dave Peterson, 650.603.5200

MERCURY INTERACTIVE CORPORATION RECEIVES WAIVER FROM CONVERTIBLE NOTE HOLDERS

MOUNTAIN VIEW, CALIF., — OCTOBER 26, 2005— Mercury Interactive Corporation (“Mercury”) previously announced that it was soliciting consents from the holders of its $300 million aggregate principal amount of 4.75% Convertible Subordinated Notes due 2007 (the “2007 Notes”) and from the holders of its $500 million aggregate principal amount of Zero Coupon Senior Convertible Notes due 2008 (the “2008 Notes”). In each case, Mercury was requesting a limited waiver, until March 31, 2006, of any default or event of default arising from Mercury’s failure to file with the Securities and Exchange Commission and furnish to the holders of notes, those reports required to be filed under the Securities Exchange Act of 1934 (the “Report Defaults”). Mercury announced today that upon the expiration of the consent solicitations at 5:00 p.m., Eastern Standard Time, on October 25, 2005 (the “Expiration Time”), holders of over 94% of the outstanding aggregate principal amount of 2007 Notes and over 93% of the outstanding aggregate principal amount of 2008 Notes submitted consents and therefore the Report Defaults were waived. In consideration of the waiver, Mercury will (i) pay to each holder of 2007 Notes from whom a properly executed, unrevoked and completed letter of consent was received on or prior to the Expiration Time a consent fee of $25.00 for each $1,000 principal amount of 2007 Notes and (ii) enter into an amendment to the Indenture governing the 2008 Notes pursuant to which Mercury shall be required to repurchase the 2008 Notes, at the option of the holder, on November 30, 2006 at a repurchase price equal to 107.25% of the principal amount.

ABOUT MERCURY

Mercury Interactive Corporation (NASDAQ: MERQE), the global leader in business technology optimization (BTO) software, is committed to helping customers optimize the business value of information technology. Founded in 1989, Mercury conducts business worldwide and is one of the largest enterprise software companies today. Mercury provides software and services for IT Governance, Application Delivery, and Application Management. Customers worldwide rely on Mercury offerings to govern the priorities, processes and people of IT and test and manage the quality and performance of business-critical applications. Mercury BTO offerings are complemented by technologies and services from global business partners. For more information, please visit www.mercury.com.

Mercury Interactive Corporation Receives Waiver from Convertible Note Holders	Page 2

FORWARD LOOKING STATEMENTS

The press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning Mercury’s expected financial performance, as well as Mercury’s future business prospects and product and service offerings. Mercury’s actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, Mercury and reported results should not be considered as an indication of future performance. Potential risks and uncertainties include, among other things: 1) the results of the Special Committee investigation, 2) expectations as to the timing of the completion of the Special Committee investigation, the Company’s review, restatement and filing of its historical financial statements and the filing of its Form 10-Q for the second and third quarters of fiscal year 2005, 3) the impact related to the expensing of stock options and stock purchases under Mercury’s employee stock purchase program under Financial Accounting Standards Board’s Statement 123 including, without limitation, the impact of the restatement, 4) the nature and scope of the ongoing SEC investigation, 5) the possibility that Company will not file its quarterly reports on Form 10-Q for the periods ended June 30, 2005 and September 30, 2005 and all required restated and other financial statements for previous periods and that the Nasdaq Listing Qualifications Panel may not grant the Company’s request for a further extension to regain compliance with Nasdaq listing qualifications, in which case the Company’s common stock would be delisted from the Nasdaq National Market, and 6) the additional risks and important factors described in Mercury’s SEC reports, including the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, which is available at the SEC’s website at http://www.sec.gov. All of the information in this press release is made as of October 26, 2005, and Mercury undertakes no duty to update this information.

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Mercury, Mercury Interactive and the Mercury logo are trademarks of Mercury Interactive Corporation and may be registered in certain jurisdictions. Other product and company names are used herein for identification purposes only, and may be trademarks of their respective companies.

MERCURY INTERACTIVE CORPORATION

379 N. Whisman Road

Mountain View, CA 94043

Tel: (650) 603-5200 Fax: (650) 603-5300

www.mercury.com